Exhibit 10.37

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote such omissions.

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made as of November 19, 2003 by and between Lifeline Systems, Inc. (hereinafter “Seller”), a Massachusetts corporation with a principal place of business at 111 Lawrence Street, Framingham, MA 01702 and De Lage Landen Financial Services, Inc. (hereinafter “Purchaser”), a Michigan corporation with a principal place of business at 1111 Old Eagle School Road, Wayne, Pennsylvania 19087.

WITNESSETH:

WHEREAS, Seller has, in its ordinary course of business, entered into lease agreements (each a “Contract” and collectively, “Contracts”) directly with lessees (each an “Obligor” and collectively, “Obligors”) for the lease of the equipment (“Equipment”) listed therein and as such Contracts are more fully described on Schedule A attached hereto and made a part hereof; and

WHEREAS, Seller has agreed to sell and assign to Purchaser and Purchaser has agreed to purchase and accept the assignment of all of Seller’s right, title and interest in, to and under the Contracts listed on Schedule A and all payments coming due thereunder; and

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. ASSIGNMENT AND PURCHASE

1.1 Agreement to Sell. Subject to the terms and conditions set forth herein, upon Purchaser’s payment to Seller of the purchase price of One Million Six Hundred Twenty-Five Thousand Four Hundred Forty-Four Dollars and Seventy-Two Cents ($1,625,444.72) (“Purchase Price”), Seller will, and hereby does without further action:

(i)	Assign to Purchaser all of Seller’s right, title and interest in, to and under the Contracts listed on Schedule A attached hereto and made a part hereof, all payments and other amounts coming due thereunder as of January 1, 2004 (the “Payments”) (as identified on Schedule A), and all related documents, and all of the proceeds (existing then and in the future) of the foregoing;

(ii)	grant and assign to Purchaser a first, prior and paramount security interest, or assign to Purchaser, as applicable, Seller’s first, prior and paramount security interest, in the Equipment covered by each Contract, prior in right to all persons and entities (other than that of Obligor under the Contract); and

(iii)	assign to Purchaser all proceeds thereof (existing then and in the future),

all by executing an assignment in the form annexed hereto as Exhibit A, which is made a part hereof (the “Assignment”).

Purchaser shall have, in addition to all other rights hereunder, the right to (i) receive and retain any and all

Payments and rights thereto under any Contract; (ii) use or sell or dispose of Equipment (subject to Obligor’s interest therein); and (iii) apply and use such Payments, rights, Equipment (subject to Obligor’s interest therein) and proceeds to satisfy any and all obligations of Seller hereunder.

The parties hereto intend the sale, assignment and transfer of each Contract by Seller to Purchaser hereunder to be a true sale thereof, and not a loan secured by the granting of a lien thereon. If, notwithstanding the foregoing, any transaction of which the sale, assignment and transfer is a part is construed by a court of competent jurisdiction to be a loan and not a true sale and, in addition, as security for all of Seller’s obligations to Purchaser under this Agreement, and for Obligors’ respective obligations under the Contracts, Seller hereby grants and assigns, as applicable, to Purchaser to the extent not transferred a first priority security interest prior in right to all persons and entities (other than that of Obligor under the Contract) in and to all of the following, whether now or in the future owned by Seller:

(i)	all of its right, title and interest in and to the Contracts;

(ii)	all of its right, title and interest in all Equipment covered under any Contract; and

(iii)	all proceeds, products, rents or profits of any of the foregoing items referred to in (i) and (ii) above, of every nature whatsoever, including, without limitation, proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property, including, without limitation, all proceeds consisting of Payments and other sums payable under the Contracts, and all present and future accounts, contract rights, goods, letters of credit, general intangibles, chattel paper, documents, instruments, uncertificated securities, cash and non-cash proceeds, and other rights arising from or by virtue of, the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the property referred to in (i) and (ii) above and in this subsection (iii).

Upon the occurrence of a default under any Contract, Purchaser shall be entitled to exercise all rights and remedies available to it as a secured party under all applicable laws, including, without limitation, the Uniform Commercial Code (“UCC”), and all rights and remedies under the Contract.

1.2 No Assumption by Purchaser. Purchaser does not assume any of Seller’s, vendor’s or other obligations under any Contract or with respect to any Equipment and shall have no duties in respect thereof, and, in this regard, Seller shall indemnify, defend and hold Purchaser harmless against any and all claims, liabilities or actions with respect thereto.

1.3 Conditions Precedent. Purchaser shall pay the Purchase Price upon Purchaser’s receipt of the following: (a) a duly executed copy of this Agreement; (b) a duly executed Assignment from Seller; (c) the originals of all Contracts (with guarantees or other surety therefor, if any, and all related documents) identified on Schedule A hereto and to the Assignment; (d) a Secretary’s Certificate of Seller with specimen signatures, substantially in the form of Exhibit B hereto; and (e) UCC-1 financing statement against Seller with Purchaser as Secured Party with respect to the Contracts sold and assigned hereunder and Equipment subject thereto.

1.4 Servicing. Upon payment of the Purchase Price, the parties agree that Purchaser (in the name of Seller pursuant to Section 6.2) shall commence billing and collecting of all Payments and other amounts coming due under each Contract as of January 1, 2004. Purchaser shall also bill and collect, on behalf of Seller, all property taxes owing with respect to any Equipment subject to a Contract. Seller shall provide Purchaser with an invoice indicating the amount of such property taxes to be billed by Purchaser. Purchaser shall have no liability for any property taxes owing with respect to any Equipment and Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against any and all Losses (as defined in Section 4) related to such taxes

(including without limitation any fines, interest and penalties related thereto). Further, Purchaser shall bill and collect all sales taxes owing with respect to any Equipment at a rate determined by Purchaser and Purchaser shall remit such sales taxes to the appropriate taxing authorities in Purchaser’s name. In the event Purchaser collects a Payment that is less than the total Payment, taxes and other amounts owing under a Contract, the amount so collected shall be applied as follows: first, to Purchaser for any past due Payments and other amounts owing under the Contract (including any past due sales tax) and second, for payment of property taxes.

In the event Seller receives any Payments with respect to any Contract that belong to Purchaser pursuant to this Agreement, Seller agrees that such Payments will be Purchaser’s property and will be held in trust by Seller for Purchaser. Seller shall, on a twice monthly basis, but in no event later than 1 day prior to the last business day of the month remit any such Payments to Purchaser via ACH. If Seller fails to remit any Payments it collects to Purchaser pursuant to this paragraph, Seller shall pay Purchaser interest on such Payment at ten percent (10%) per annum until paid.

(i) Upon the occurrence of an Event of Default as defined in a Contract or (ii) in the event Seller shall file or have filed against it any action for relief under any existing or future law relating to bankruptcy, insolvency, reorganization or relief of debtors, a receiver is appointed for Seller, Seller makes a general assignment for the benefit of its creditors, Seller shall generally not, or be unable to, pay its debts as they come due, or Seller shall dissolve, Purchaser shall have the option to notify the Obligor of the transfer and assignment of the Contract by sending the Obligors a notice letter pursuant to Section 6.2 of this Agreement. Such notice letter shall be in such form as Purchaser deems reasonably necessary to effectuate the terms of this paragraph. Upon sending any notice letter, Purchaser may thereafter conduct all future activities with respect to the Contract (including, without limitation, billing and collecting all Payments due thereunder) in its own name and not under the name of Seller.

In addition to the services provided above, Purchaser agrees to assist Seller in billing and collecting past due payments that may be owing to Seller under contracts not assigned to Purchaser under this Agreement but which contracts are with a customer that is also an Obligor under a Contract assigned to Purchaser under this Agreement. The parties shall mutually agree on the processes to be followed by Purchaser with respect to such collection activities. In the event Purchaser bills and collects any such past due amounts owing to Seller from a customer that is also an Obligor under a Contract assigned to Purchaser under this Agreement, any amounts actually collected by Purchaser from such Obligor shall be applied as follows: first, to Purchaser for any past due Payments and other amounts owing under Purchaser’s Contract (including any late charges and past due sales tax) and second, to Seller. Purchaser shall, on a twice monthly basis, (but in no event later than 1 day prior to the last business day of the month) remit any such Payments to Seller via ACH.

II. REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1 Mutual Representations and Warranties. Seller and Purchaser each represents and warrants to the other as follows: (a) It is a duly organized and validly existing corporation and has full power to enter into this Agreement (and in the case of Seller, the Assignment) and to carry out the transactions contemplated hereby and is in good standing in the state of its incorporation; (b) The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate the terms of it’s articles of incorporation or organization, bylaws or any other agreement to which it is bound and no approvals or consents are required from any shareholders, members, government entity or any other person or entity to consummate the transactions hereunder, and this Agreement constitutes a legal, valid and binding obligation enforceable in accordance with its terms; and (c) It has all governmental approvals, permits, certificates, inspections, consents and franchises necessary to conduct its respective business, substantially as now conducted and to own or finance and operate its properties as now owned, financed or operated by it, except where the failure to obtain any of the foregoing does not materially and adversely impair the ability of each to operate its business or to perform its obligations under this Agreement.

2.2 Seller’s Representations, Warranties and Covenants.

(1) As of the date on which Purchaser pays the Purchase Price, Seller represents and warrants to Purchaser as follows:

(a) Seller is the sole and lawful owner of the Contracts and all Payments coming due thereunder and has good and marketable title to it and, upon payment of the Purchase Price, Purchaser shall receive good and marketable right, title and interest to the Contracts and all Payments due thereunder free and clear or all security interests, liens, encumbrances and claims whatsoever (other than the rights of the Obligors under the Contracts);

(b) Each Contract evidences a valid reservation of title to the Equipment subject thereto, subject only to the rights of the Obligor under the Contract, or a valid, perfected first priority security interest in the applicable Equipment and upon the assignment of the Contracts, Purchaser shall acquire a valid perfected first priority security interest in the Equipment which shall have priority over all other rights, liens or security interests with respect thereto;

(c) Seller has the absolute right to sell and assign the Contracts and all Payments coming due thereunder and such Contracts and Payments are capable of being freely and fully assignable and none of the Contracts contain a prohibition against such sale and assignment;

(d) Each Contract, together with all related documents, are legal, valid, binding, and enforceable in accordance with their respective terms and each such Contract and related documents are non-cancelable for the term of the Contract as indicated on Schedule A hereto;

(e) The obligations of each Obligor under each Contract are absolute and unconditional and no setoffs, counterclaims, abatements or defenses exist with respect to any such obligations, including payment obligations, of any Obligor under such Contract;

(f) All information in whatever form provided by Seller to Purchaser concerning the Contracts, including, without limitation, the information on Schedule A hereto, the legal names and addresses of Obligors and the amount and due dates of Payments due under Contracts, is accurate and correct and the form of each Contract is in a substantially similar form as the form set forth on Exhibit C attached hereto and made a part hereof;

(g) Seller has delivered to Purchaser the genuine sole originals of the Contracts and all documents related thereto as, such Contracts and documents constitute the entire agreement between the parties thereto and the transactions contemplated by the Contracts arose out of bona fide business transactions in the ordinary course;

(h) Seller is not holding any security deposits, escrow, maintenance or other reserves or deposits with respect to the Contracts or Equipment;

(i) No suit or any legal action or proceeding has been brought or threatened to be brought by or against Seller in connection with any Contract;

(j) The Equipment has been delivered and unconditionally accepted by the Obligors and the Equipment is in the possession of the Obligors and in good operating condition;

(k) All taxes imposed prior to the date of this Agreement by any taxing authority on the Contracts or Equipment have been paid by Seller and the Contracts and Equipment comply with all material applicable laws, rules and regulations;

(l) Seller has not heretofore sold, transferred, assigned or otherwise pledged its interest in all or any part of the Contracts or Equipment and Seller shall not sell, transfer, assign or otherwise encumber, or attempt to encumber, or suffer to permit any lien, or charge upon, all or any part of the Contracts or Equipment;

(m) No default or event of default has occurred and remains uncured under any Contract and no event, which with the passage of time or the giving notice or both, would become a default or event of default under the Contracts has occurred and remains uncured;

(n) All Equipment is to be used by Obligor solely for business or commercial purposes and not for personal, family or household purposes;

(o) Neither the Contract nor any related instruments (as presented to Purchaser by Seller) have been, or will be, altered, modified, changed or amended by Seller without Purchaser’s prior written consent; and

(p) Each Contract unconditionally requires that the Obligor will maintain “all risk” casualty and theft insurance with respect to the Equipment covered thereby, in an amount not less than the replacement cost of such Equipment, and such insurance is in place as of the date of this Agreement and the Assignment.

(2) Until the termination of this Agreement and for as long as any amounts and any obligations to Purchaser are outstanding hereunder and under any Contract:

(a) Seller will not do anything that might impair the value of the Contract, the Equipment covered by the Contract, any related instruments, or any of Purchaser’s rights under the Contract or to any Payments due under the Contract;

(b) In the sole event that the following information is no longer publicly available the Seller will furnish to Purchaser:

(i)	quarterly unaudited financial statements concerning Seller’s business, prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal quarter, presenting fairly its financial condition as at the end of that quarter and containing such data as may be requested by Purchaser, and certified as true and correct by its chief financial officer;

(ii)	annual audited financial statements concerning Seller’s business, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and presenting fairly its financial condition as at the end of that fiscal year and the results of its operations for the twelve (12) month period then ended and certified as true and correct by its chief financial officer;

(iii)	any other information as Purchaser may reasonably request from time to time.

(c) Seller shall notify Purchaser promptly upon Seller’s learning of (i) any change in the name of any Obligor under any Contract; (ii) the default or violation by any Obligor under any Contract; (iii) any adverse credit information, which Seller may acquire or have knowledge of, with respect to any Obligor under any Contract; (iv) any movement of or loss or destruction with respect to any Equipment; and (v) any and all litigation or other matters or events concerning any Obligor which might reasonably be construed to materially and adversely affect Purchaser’s rights or interests in any Contract, Payments under such Contract or related Equipment or any of Purchaser’s rights under this Agreement, the Assignment or any related documents.

(d) Seller will promptly fulfill and perform all obligations, covenants, liabilities, warranties and duties, if any, on its part to be fulfilled and performed in connection with a Contract and any other agreements, warranties or instruments executed by Seller with respect to the installation, maintenance or servicing by Seller of the Equipment covered by a Contract.

III. REPURCHASE AND RECOURSE

3.1 Repurchase for Breach. If (A) Seller has breached any of its representations, warranties, covenants or other obligations contained in this Agreement or any other agreement related hereto or (B) any Payment owing under a Contract is set-off, reduced or otherwise amended or becomes unenforceable for any reason (including, without limitation, ambiguity in the Contract terms) or (C) all or any portion of the Payments coming due under a Contract are not collectable due to Seller’s not having filed UCC-1’s against each Obligor or (D) an Obligor assigns its rights under a Contract as permitted under such Contract to another obligor that Purchaser does not credit approve, Seller shall have thirty (30) days after receipt of notice from Purchaser to cure such breach. If Seller fails in this regard, then Seller shall repurchase from Purchaser the affected Contract, within three (3) business days of the receipt of such a request from Purchaser, for an amount equal to the sum of (i) all Payments and other amounts presently past due and outstanding under the Contract plus (ii) the present value of all future unpaid Payments to be made under the Contract until the expiration of the initial term of the Contract discounted to the date of default at a rate equal to the Discount Rate indicated on Schedule A less 100 basis points plus (iii) all applicable taxes associated with the repurchase (all of the foregoing is collectively, the “Unrecovered Investment”).

3.2 Intentionally Omitted.

3.3 Post-Closing Review. The parties acknowledge and agree that Purchaser may not have originals of all Contract documentation and/or have completed its documentation review with respect to the Contracts identified on Schedule A as of the date of payment of the Purchase Price. Within thirty (30) days of Purchaser’s receipt of originals of the Contract documentation, Purchaser will review such documentation to determine whether such documentation complies with the form attached hereto as Exhibit C and whether such documentation is consistent with the representations and warranties made herein. If Purchaser determines any documentation is not in the form approved by Purchaser or that it is not consistent with the representations and warranties set forth in this Agreement, Seller shall, within three (3) business days after Purchaser’s demand, repurchase the affected Contract(s) for an amount equal to the Unrecovered Investment.

3.4 Re-assignment. Upon receipt of the Unrecovered Investment, title to the Contract shall pass to Seller on an “AS IS” basis without representation or warranty of any kind except that Purchaser shall warrant that it has title to the Contract free and clear of liens and encumbrances created by or through Purchaser. This shall be Purchaser’s sole and exclusive remedy.

3.5 Guaranty. In the event a Contract contains a formula for (i) a casualty to the Equipment and subsequent termination of the Contract, (ii) acceleration of Payments coming due under the Contract upon the occurrence of an Event of Default thereunder, or (iii) early termination of the Contract, Seller hereby guarantees to Purchaser the payment of an amount equal to the difference between the Unrecovered Investment and the formula provided in such Contract to the extent such formula results in an amount to be paid by the Obligor that is less than the Unrecovered Investment. The amount guaranteed under this Section 3.4 shall be payable within thirty (30) days after Seller’s receipt of written notice from Purchaser that any of the events in sub-parts (i), (ii) or (iii) has occurred.

3.6 Portfolio Breach. In the event that the terms of this Agreement are breached by either party or the relationship between Seller and Purchaser is terminated or Purchaser suffers a change in ownership that would potentially affect the relationship of the parties, Seller will have the right, without limitation, to repurchase at the remaining Contracts described on Schedule A for the Unrecovered Investment of all such Contracts.

IV. INDEMNITIES

4.1 Indemnity By Seller. Seller agrees, promptly upon demand, to indemnify and save Purchaser and its assigns harmless of, from, and against any losses, damages, penalties, forfeitures, claims, costs, expenses, or liabilities (including, without limitation, all court costs and reasonable attorneys’ fees) (collectively, “Losses”) which may at any time be brought, incurred, assessed or adjudged against Purchaser, which relate to or arise out of (i) any breach by Seller of any of its representations, warranties, covenants or other obligations or agreements contained in this Agreement or any Assignment, (ii) Seller’s negligent or wrongful acts or omissions, (iii) any Equipment defect (including, without limitation, claims based upon a theory of product liability or strict liability), (iv) any lack of insurance on the Equipment and Purchaser’s inability to collect insurance proceeds on account of a casualty to the Equipment or a liability claim in which Purchaser is joined as a party and which Purchaser must defend through its own policy, (v) any claims based upon damage to the environment allegedly caused by the Equipment, and/or (vi) any claim asserted against Purchaser for United States patent, trademark or copyright infringement with respect to the Equipment. All of the indemnities and agreements contained in this paragraph shall survive and continue in full force and in accordance with their terms notwithstanding termination of this Agreement or of any Contract.

V. RENEWAL PAYMENT SHARING

5.1 Renewal Payments. If a Contract is renewed beyond its original term as a result of the Obligor’s failure to provide notice of its intent not to renew the Contract or return the Equipment, rental payments constituting part of the Payments received during the renewal period will be shared by Seller and Purchaser. Seller’s portion shall be [**] percent ([**]%) of such payments collected and Purchaser’s portion shall be [**] percent ([**]%) of such payments collected. Purchaser shall bill and collect all such renewal payments in Seller’s name. Purchase shall remit Seller’s portion of all renewal payments to Seller on a quarterly basis via check or ACH transfer or as otherwise agreed upon by the parties. Seller represents and warrants that the language in the Contract regarding renewal payments allows for the billing of renewal payments as of the expiration of the Contract term but Purchaser will bill renewal payments sixty (60) days after expiration of the Contract term.

VI. MISCELLANEOUS

6.1 Modification of Obligations. Purchaser may, without any notice to Seller, in accordance with Purchaser’s usual practices, extend, compromise, renew, release, discharge, change or otherwise alter any of the obligations of the Obligors or, other persons obligated under the Contracts without releasing, discharging or otherwise affecting the obligations of Seller under this Agreement.

6.2 Power of Attorney. Seller does hereby appoint Purchaser, its successors and assigns, Seller’s true and lawful attorney, irrevocably, with full power (in the name of Seller or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due and to become due under, or arising out of, this Agreement and the Assignment in respect of any Contract or related Equipment, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute (or, if previously commenced, assume control of) any proceedings and to obtain any recovery in connection therewith that Purchaser may deem to be necessary or advisable. Further, Purchaser may prepare and execute (in the name of Seller) notice letters to be sent to each Obligor pursuant to Section 1.4 of this Agreement. Such notice letters shall be in form and substance satisfactory to Purchaser and Seller. Seller agrees that Purchaser may bill and collect from and otherwise correspond with each Obligor under the name “Lifeline Capital, a program of Lifeline Systems, Inc.”

6.3 Inspection of Records. Seller shall permit authorized representatives of Purchaser to examine, audit and photocopy Seller’s records, with respect to any Contract, at the expense of Purchaser, such examinations to take place at Seller’s principal place of business during Seller’s normal business hours and at reasonable intervals, upon not less than five (5) business days notice to Seller. Any documents examined by Purchaser pursuant to this paragraph shall be subject to the existing non-disclosure agreement executed between the parties.

6.4 Rights Cumulative; Waivers. Except as otherwise stated herein, all rights, remedies and powers granted to Purchaser hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers given hereunder, or in or by any other instrument, or available in law or equity. Purchaser’s knowledge at any time of any breach of, or non-compliance with, any representations, warranties, covenants or agreements hereunder shall not constitute or be deemed a waiver of any of such rights or remedies hereunder, and any waiver of any default shall not constitute a waiver of any other default.

6.5 Survival. All covenants, agreements, representations, warranties, and indemnities contained in this Agreement shall survive (i) the execution and delivery of this Agreement, (ii) the consummation of the transactions contemplated hereby and (iii) termination of this Agreement, but in no event longer that the applicable statute of limitations.

6.6 Assignment. Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and assigns. Notwithstanding the foregoing, Seller may not assign, transfer or otherwise convey this Agreement, in whole or in part without Purchaser’s prior written consent.

6.7 Notices. All notices, consents, requests, instructions, approvals and communications provided herein shall be validly given, made or served, effective only if in writing, except as otherwise provided herein, and sent by U.S. mail, postage prepaid, or by wire transmission, and shall be deemed received within four (4) business days from the date of posting, if sent to either party at the address set forth on the first page hereof, or to such other address as such party may designate in writing.

6.8 Governing Law. This Agreement shall be subject to and governed by the internal laws of the Commonwealth of Pennsylvania. Seller hereby (i) submits to the non-exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and the United States Federal Court for the Eastern District of Pennsylvania for the purpose of any action or proceeding arising out of or relating to this Agreement and all related documents. SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY.

6.9 Further Assurances. Seller shall execute such other documents and shall otherwise cooperate with Purchaser as Purchaser reasonably requires to effectuate the transactions contemplated hereby.

6.10 No Brokers. The parties agree and represent to one another that no brokers have been retained in connection with the purchase and sale of the Contracts.

6.11 Severability. If any part of this Agreement shall be contrary to any law which either party might seek to apply or enforce or should otherwise be defective, the other provisions hereof shall not be affected thereby but shall continue in full force and effect, to which end they are hereby declared severable.

6.12 Entirety; Amendments; Counterparts. This Agreement, together with the Schedules and Exhibits referred to herein, constitute the entire agreement between Purchaser and Seller as to the subject matter contemplated herein, and supersedes all prior agreements and understanding relating thereto. No other agreements will be effective to change, modify or terminate this Agreement in whole or in part unless such agreement is in writing and duly executed by the party to be charged except as expressly set forth herein. This Agreement may be executed in separate counterparts which counterparts, when executed and delivered, shall be an original and constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LIFELINE SYSTEMS, INC.		DE LAGE LANDEN FINANCIAL SERVICES, INC.

BY:	/s/ Mark Beucler	BY:	/s/ Charles Phillips
PRINT NAME: Mark Beucler		PRINT NAME: Charles Phillips
TITLE: CFO		TITLE: VP, Healthcare

SCHEDULE A TO PURCHASE AND SALE AGREEMENT

AND ASSIGNMENT EACH DATED AS OF NOVEMBER 19, 2003

BETWEEN LIFELINE SYSTEMS, INC. AND DE LAGE LANDEN

FINANCIAL SERVICES, INC.

List of Contracts being purchased

Schedule “A” to
Purchase and Sales Agreement
dated 11-19-03	page 1

200		201		6	9	10	11	202	203

Company	Branch #	Seller’s Contract Number	Customer Name	Customer Address Line 1	Customer City	Customer State	Customer Zip Code	Payment Number	Payment Due Date
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
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[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
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[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Schedule “A” to
Purchase and Sales Agreement
dated 11-19-03	page 2

204	205	206	207	208	209	210	211	212	213

Payment Amount	Tax Amount	Sales Tax Amount- State	Sales Tax Amount- State	Sales Tax Amount- City	Sales Tax Amount- Local	Late Charge Rate	Late Charge Grace Period	Finance Charge Rate	Finance Charge Grace Period
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
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EXHIBIT A

Form of Assignment

ASSIGNMENT

For value received, Lifeline Systems, Inc. (“Seller”), hereby sells, assigns and transfers to De Lage Landen Financial Services, Inc. (hereinafter referred to as “Purchaser”), its successors and assigns, without recourse except as hereinafter provided, all of Seller’s right, title and interest in and to the Contracts described on Schedule A hereto as of January 1, 2004 and Seller grants to Purchaser a first priority security interest in the Equipment subject thereto together with any proceeds of any of the foregoing.

This Assignment is delivered pursuant to the terms of that certain Purchase and Sale Agreement dated as of November 19, 2003 between Seller and Purchaser (“Purchase Agreement”), and is subject to the terms, conditions, promises and warranties contained therein. Capitalized terms not defined herein shall have the meanings given to such terms in the Purchase Agreement.

Seller warrants that as of the date of this Assignment the information contained in the attached Schedule A is true and correct, descriptions of agreements, equipment and parties are accurate, and Seller will comply with all of its warranties and other obligations in connection therewith, if any.

Seller warrants and represents that each Contract is in full force and effect and that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, the whole or any part of the rights hereby assigned to anyone other than Purchaser, its successors or assigns.

All of Seller’s right, title and interest herein assigned may be reassigned by Purchaser and any subsequent assignee, subject to the terms and conditions of the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Assignment by its duly authorized representative as of the 19th day of November, 2003.

LIFELINE SYSTEMS, INC.

BY:	/s/ Mark Beucler
PRINT NAME: Mark Beucler
TITLE: CFO

EXHIBIT B

SECRETARY’S CERTIFICATE – LIFELINE SYSTEMS, INC.

I, Mark Beucler, do hereby certify that I am the duly elected, qualified and acting Secretary/ Assistant Secretary of Lifeline Systems, Inc., a Massachusetts corporation (the “Corporation”) and as such, I am authorized to execute this Certificate on behalf of the Corporation and I further certify that             N/A                        , the             N/A                         of the Corporation, is authorized to execute and deliver in the name and on behalf of the Corporation, that certain Purchase and Sale Agreement dated as of November 19, 2003 between the Corporation and De Lage Landen Financial Services, Inc. as well as any documentation related thereto.

Name	Title	Specimen Signature

Mark Beucler	CFO	/s/ Mark Beucler

IN WITNESS WHEREOF, I have executed this Certificate and set the seal of the Corporation on the 19th day of November, 2003.

Janice L. Morison
Print name: Janice L. Morison
Title: Manager, Contract Administration

(SEAL)

EXHIBIT C

Form of Contract

[To be provided]